                        ALTERNATIVE LOAN TRUST 2006-23CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $987,020,570
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 27, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-23CB

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                      INITIAL CLASS
               CERTIFICATE BALANCE/INITIAL   PASS-THROUGH
                    NOTIONAL AMOUNT(1)          RATE(2)
               ---------------------------   ------------
Class 1-A-1          $ 57,774,000               6.00%
Class 1-A-2          $  2,226,000               6.00%
Class 1-A-3          $ 15,000,000               6.00%(3)
Class 1-A-4          $ 75,000,000               6.00%
Class 1-A-5          $ 20,000,000               6.00%
Class 1-A-6          $ 55,000,000               6.00%
Class 1-A-7          $171,694,000               6.00%
Class 1-A-8          $ 10,788,000               6.00%
Class 1-A-9          $ 48,000,000               6.00%(3)
Class 1-A-10         $ 15,000,000               6.00%(3)
Class 1-A-11         $ 18,028,000               6.00%
Class 1-A-12         $  6,640,000               6.00%
Class 1-X            $464,581,624(4)           Variable
Class 2-A-1          $154,973,000               6.50%
Class 2-A-2          $  5,996,000               6.50%
Class 2-A-3          $ 42,642,000               6.50%
Class 2-A-4          $  2,600,000               6.50%
Class 2-A-5          $186,807,000              Floating
Class 2-A-6          $ 19,068,000              Floating
Class 2-A-7          $ 11,093,600              Floating
Class 2-A-8          $ 75,404,000(4)           Floating
Class 2-A-9          $ 20,000,000               6.50%
Class 2-A-10         $  9,243,400              Floating
Class 2-X            $473,133,355(4)           Variable
Class PO             $  1,023,370                   (5)
Class A-R            $        100               6.00%
Class M              $ 22,955,100              Variable
Class B-1            $  8,982,000              Variable
Class B-2            $  6,487,000              Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates (and, in the case of the floating rate certificates, the index on which the pass-through rates are based) and their initial ratings, in the tables beginning on page 4 of this free writing prospectus.

(3) The Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates will have the benefit of separate interest rate cap contracts. The effective rate of these certificates including the related yield supplement amounts will equal LIBOR plus 1%, subject to a floor of 6.00% on or prior to the related cap contract termination date and 6.00% thereafter.

(4) The Class 2-A-8, Class 1-X and Class 2-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(5) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-23CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of June 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about June 28, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1
Aggregate Current Principal Balance                  $521,999,257
Geographic Concentrations in excess of 10%:
   California                                               18.68%
Weighted Average Original LTV Ratio                         71.84%
Weighted Average Mortgage Rate                              6.633%
Range of Mortgage Rates                           5.125% to 7.625%
Average Current Principal Balance                        $214,285
Range of Current Principal Balances           $15,898 to $626,660
Weighted Average Remaining Term to Maturity            359 months
Weighted Average FICO Credit Score                            719

LOAN GROUP 2
Aggregate Current Principal Balance                  $475,999,364
Geographic Concentrations in excess of 10%:
   California                                               15.42%
   Florida                                                  11.22%
Weighted Average Original LTV Ratio                         75.03%
Weighted Average Mortgage Rate                              7.151%
Range of Mortgage Rates                           6.625% to 8.625%
Average Current Principal Balance                        $206,866
Range of Current Principal Balances           $25,000 to $750,000
Weighted Average Remaining Term to Maturity            359 months
Weighted Average FICO Credit Score                            710

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL CLASS                                                                       INITIAL    INITIAL
                   CERTIFICATE                                                                         RATING     RATING     INITIAL
                BALANCE / INITIAL                                                                     (FITCH)   (MOODY'S)    RATING
    CLASS      NOTIONAL AMOUNT(1)                                 TYPE                                  (2)        (2)      (S&P)(2)
    -----      ------------------                                 ----                                -------   ---------   --------
OFFERED CERTIFICATES
Class 1-A-1       $ 57,774,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 1-A-2       $  2,226,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 1-A-3       $ 15,000,000                   Senior/Variable Pass-Through Rate/NAS                  AAA        Aaa         N/R
Class 1-A-4       $ 75,000,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 1-A-5       $ 20,000,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 1-A-6       $ 55,000,000               Senior/Fixed Pass-Through Rate/ Super Senior               AAA        Aaa         N/R
Class 1-A-7       $171,694,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 1-A-8       $ 10,788,000                Senior/Fixed Pass-Through Rate/Super Senior               AAA        Aaa         N/R
Class 1-A-9       $ 48,000,000            Senior/Variable Pass-Through Rate/NAS/Super Senior            AAA        Aaa         AAA
Class 1-A-10      $ 15,000,000                   Senior/Variable Pass-Through Rate/NAS                  AAA        Aaa         N/R
Class 1-A-11      $ 18,028,000              Senior/Fixed Pass-Through Rate/NAS/Super Senior             AAA        Aaa         AAA
Class 1-A-12      $  6,640,000                Senior/Fixed Pass-Through Rate/NAS/Support                AAA        Aa1         AA+
Class 1-X         $464,581,624      Senior/Notional Amount/Interest Only/Variable Pass-Through Rate     AAA        Aaa         N/R
Class 2-A-1       $154,973,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 2-A-2       $  5,996,000                Senior/Fixed Pass-Through Rate/Super Senior               AAA        Aaa         N/R
Class 2-A-3       $ 42,642,000              Senior/Fixed Pass-Through Rate/NAS/Super Senior             AAA        Aaa         AAA

                  INITIAL CLASS                                                                       INITIAL    INITIAL
                   CERTIFICATE                                                                         RATING     RATING     INITIAL
                BALANCE / INITIAL                                                                     (FITCH)   (MOODY'S)    RATING
    CLASS      NOTIONAL AMOUNT(1)                               TYPE                                    (2)        (2)      (S&P)(2)
    -----      ------------------                               ----                                  -------   ---------   --------
Class 2-A-4       $  2,600,000                Senior/Fixed Pass-Through Rate/NAS/Support                AAA        Aa1         AA+
Class 2-A-5       $186,807,000              Senior/Floating Pass-Through Rate/Super Senior              AAA        Aaa         N/R
Class 2-A-6       $ 19,068,000         Senior/Inverse Floating Pass-Through Rate/Planned Balance        AAA        Aaa         N/R
Class 2-A-7       $ 11,093,600            Senior/Inverse Floating Pass-Through Rate/Companion           AAA        Aaa         N/R
Class 2-A-8       $ 75,404,000            Senior/Inverse Floating Pass-Through Rate/Notional            AAA        Aaa         N/R
                                                         Amount/Interest Only
Class 2-A-9       $ 20,000,000                      Senior/Fixed Pass-Through Rate                      AAA        Aaa         N/R
Class 2-A-10      $  9,243,400                 Senior/Floating Pass-Through Rate/Support                AAA        Aa1         N/R
Class 2-X         $473,133,355      Senior/Notional Amount/Interest Only/Variable Pass-Through Rate     AAA        Aaa         N/R
Class PO          $  1,023,370                      Senior/Principal Only/Component                     AAA        Aaa         N/R
Class A-R         $        100                              Senior/Residual                             AAA        Aaa         N/R
Class M           $ 22,955,100                  Subordinate/Variable Pass-Through Rate                   AA        N/R         N/R
Class B-1         $  8,982,000                  Subordinate/Variable Pass-Through Rate                   A         N/R         N/R
Class B-2         $  6,487,000                  Subordinate/Variable Pass-Through Rate                  BBB        N/R         N/R

NON-OFFERED CERTIFICATES(3)
Class B-3         $  4,491,000                  Subordinate/Variable Pass-Through Rate
Class B-4         $  3,493,000                  Subordinate/Variable Pass-Through Rate
Class B-5         $  2,994,050                  Subordinate/Variable Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill

     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

    CLASS          PASS-THROUGH RATE         ACCRUAL PERIOD     INTEREST ACCRUAL CONVENTION
    -----          -----------------         --------------     ---------------------------
OFFERED CERTIFICATES
Class 1-A-1              6.00%             calendar month (1)            30/360 (2)
Class 1-A-2              6.00%             calendar month (1)            30/360 (2)
Class 1-A-3              6.00%             calendar month (1)            30/360 (2)
Class 1-A-4              6.00%             calendar month (1)            30/360 (2)
Class 1-A-5              6.00%             calendar month (1)            30/360 (2)
Class 1-A-6              6.00%             calendar month (1)            30/360 (2)
Class 1-A-7              6.00%             calendar month (1)            30/360 (2)
Class 1-A-8              6.00%             calendar month (1)            30/360 (2)
Class 1-A-9              6.00%             calendar month (1)            30/360 (2)
Class 1-A-10             6.00%             calendar month (1)            30/360 (2)
Class 1-A-11             6.00%             calendar month (1)            30/360 (2)
Class 1-A-12             6.00%             calendar month (1)            30/360 (2)
Class 2-A-1              6.50%             calendar month (1)            30/360 (2)
Class 2-A-2              6.50%             calendar month (1)            30/360 (2)
Class 2-A-3              6.50%             calendar month (1)            30/360 (2)
Class 2-A-4              6.50%             calendar month (1)            30/360 (2)
Class 2-A-5        LIBOR + 0.40% (3)        25th to 24th (4)             30/360 (2)
Class 2-A-6    28.4% - (4.0 x LIBOR) (3)    25th to 24th (4)             30/360 (2)
Class 2-A-7    28.4% - (4.0 x LIBOR) (3)    25th to 24th (4)             30/360 (2)
Class 2-A-8        7.10% - LIBOR (3)        25th to 24th (4)             30/360 (2)
Class 2-A-9              6.50%             calendar month (1)            30/360 (2)
Class 2-A-10       LIBOR + 0.40% (3)        25th to 24th (4)             30/360 (2)
Class 1-X                 (5)              calendar month (1)            30/360 (2)
Class 2-X                 (6)              calendar month (1)            30/360 (2)
Class A-R                6.00%             calendar month (1)            30/360 (2)
Class PO                  (7)                     N/A                    30/360 (2)
Class M                   (8)              calendar month (1)            30/360 (2)
Class B-1                 (8)              calendar month (1)            30/360 (2)
Class B-2                 (8)              calendar month (1)            30/360 (2)

NON-OFFERED CERTIFICATES                                                 30/360 (2)
Class B-3                 (8)              calendar month (1)            30/360 (2)
Class B-4                 (8)              calendar month (1)            30/360 (2)
Class B-5                 (8)              calendar month (1)            30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(4) The accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.50%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the loan group 1 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

     - 6.50% multiplied by the excess of the loan group 2 principal balance as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that Distribution Date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

          DESIGNATION                      CLASSES/COMPONENTS OF CERTIFICATES
          -----------                      ----------------------------------
Group 1 Senior Certificates                  Class 1-A-1, Class 1-A-2, Class
                                                1-A-3, Class 1-A-4, Class
                                                1-A-5, Class 1-A-6, Class
                                                1-A-7, Class 1-A-8, Class
                                               1-A-9, Class 1-A-10, Class
                                        1-A-11, Class 1-A-12, Class 1-X and Class
                                               A-R Certificates and Class
                                                     PO-1 Component

Group 2 Senior Certificates                     Class 2-A-1, Class 2-A-2,
                                                Class 2-A-3, Class 2-A-4,
                                                Class 2-A-5, Class 2-A-6,
                                                Class 2-A-7, Class 2-A-8,
                                             Class 2-A-9, Class 2-A-10, and
                                            Class 2-X Certificates and Class
                                                     PO-2 Component

  Senior Certificate Group     Each of the Group 1 Senior Certificates and Group 2 Senior
                                                      Certificates
    Senior Certificates        Group 1 Senior Certificates and Group 2 Senior Certificates

          DESIGNATION                      CLASSES/COMPONENTS OF CERTIFICATES
          -----------                      ----------------------------------
Subordinated Certificates                   Class M and Class B Certificates

LIBOR Certificates                           Class 2-A-5, Class 2-A-6, Class
                                    2-A-7, Class 2-A-8 and Class 2-A-10 Certificates
Class X Certificates                      Class 1-X and Class 2-X Certificates
Class B Certificates                              Class B-1, Class B-2,
                                                Class B-3, Class B-4 and
                                                 Class B-5 Certificates

Notional Amount Certificates        Class 2-A-8, Class 1-X and Class 2-X Certificates
Offered Certificates              Senior Certificates, Class M, Class B-1 and Class B-2
                                                      Certificates

Class PO Certificates                     Class PO-1 and Class PO-2 Components

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class 1-A-2 and Class 2-A-2 Certificates and Class A-R Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class 1-A-2 and Class 2-A-2 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in August 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CAP CONTRACTS

The Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates will have the benefit of separate interest rate cap contracts. Payments under the cap contracts will be made to the Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates pursuant to the formulas described in "Description of the Certificates -- The Cap Contracts" and " -- The Cap Contract Reserve Fund" in this free writing prospectus.

Any amount received in respect of the cap contracts for a distribution date that remains in the cap contract reserve fund will be distributed to UBS Securities LLC as provided in the pooling and servicing agreement and will not be available for payment of any yield supplement amounts on the Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates in the future.

See "Description of the Certificates -- The Cap Contracts" and "-- The Cap Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.00% and 6.50%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The master servicer fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates( other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

Sequentially to the following classes of certificates in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently

     (a) 84.8530748258% in the following order of priority:

          (i) concurrently, to the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, pro rata, the combined priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this freewriting prospectus), until their respective class certificate balances are reduced to zero;

          (ii) concurrently, 53.3718378335% to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero, and 46.6281621665% in the following order of priority:

               1. in an amount up to $1,000 on each distribution date, to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero;

               2. in an amount up to $826,000 on each distribution date, concurrently, to the Class 1-A-5 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               3. to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero; and

               4. concurrently, to the Class 1-A-5 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero; and

          (iv) concurrently, to the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12, pro rata, without regard to the combined priority amount, until their respective class certificate balances are reduced to zero; and

     (b) 15.1469251742% in the following order of priority:

               (i) to the Class 1-A-3 Certificates, the Class 1-A-3 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

               (ii) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (iii) to the Class 1-A-3 Certificates, without regard to the Class 1-A-3 priority amount, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

concurrently to the following classes of certificates:

(1) 49.9998894840% in the following order of priority:

     (a) concurrently, to the Class 2-A-3 and 2-A-4 Certificates, pro rata, the Class 2-A-3 and Class 2-A-4 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (b) concurrently,

               (i)88.8654963005% sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (ii)11.345036995 % sequentially, to the Class 2-A-9 and Class 2-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (c) concurrently, to the Class 2-A-3 and 2-A-4 Certificates, pro rata, without regard to the Class 2-A-3 and Class 2-A-4 priority amount, until their respective class certificate balances are reduced to zero; and

(2) 50.0001105160% in the following order of priority:

     (a) concurrently,

               (i) 86.6666666667%, concurrently, to the Class 2-A-5 and Class 2-A-10 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (ii) 13.3333333333% in the following order of priority:

                    1. to the Class 2-A-6 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to is planned balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

                    2. to the Class 2-A-7 Certificates, until its class certificate balance is reduce to zero; and

                    3. to the Class 2-A-6 Certificates, without regard to its planned balance for that distribution date, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to both loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances; except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-6, Class 1-A-8, Class 1-A-9 and Class 1-A-11 Certificates will instead be allocated to the Class 1-A-12 Certificates, until its class certificate balance is reduced to zero, (ii) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated to the Class 2-A-4 Certificates, until its class certificate balance is reduced to zero and (iii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-5 Certificates will instead be allocated to the Class 2-A-10 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

TAX STATUS

For federal income tax purposes, the issuing entity (other than the cap contracts and the cap contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                            WEIGHTED             WEIGHTED
                                                              PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE       MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATES (%)                LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)   (MONTHS)   SCORE        (%)
------------------              ---------  -----------------  ----------  ---------------  ---------  --------  -----------
5.125 ........................       1      $    164,000.00      0.03%       164,000.00       360        635       78.10
5.620 ........................       1           213,210.00      0.04        213,210.00       360        680       90.00
5.625 ........................       1           105,373.69      0.02        105,373.69       358        727       80.00
5.750 ........................       4           879,231.40      0.17        219,807.85       359        718       67.72
5.755 ........................       1           119,700.00      0.02        119,700.00       356        767       95.00
5.875 ........................      14         3,039,797.66      0.58        217,128.40       358        715       70.20
5.880 ........................       1           126,654.31      0.02        126,654.31       359        672       94.96
6.000 ........................      40         9,169,925.35      1.76        229,248.13       359        726       70.58
6.030 ........................       1           176,240.53      0.03        176,240.53       359        692       88.20
6.045 ........................       1           234,000.00      0.04        234,000.00       360        759       92.02
6.055 ........................       1            66,538.31      0.01         66,538.31       359        664       90.00
6.110 ........................       1            98,657.61      0.02         98,657.61       354        693       82.07
6.120 ........................       1           170,910.00      0.03        170,910.00       360        675       90.00
6.125 ........................      41         7,737,833.25      1.48        188,727.64       358        721       70.45
6.135 ........................       1           167,252.31      0.03        167,252.31       359        684       90.00
6.145 ........................       1           126,000.00      0.02        126,000.00       360        683       90.00
6.155 ........................       1           328,500.00      0.06        328,500.00       360        702       90.00
6.170 ........................       1           159,300.00      0.03        159,300.00       360        690       90.00
6.250 ........................     152        34,239,201.04      6.56        225,257.90       359        731       67.05
6.255 ........................       1            95,307.00      0.02         95,307.00       300        791       85.86
6.275 ........................       1           143,000.00      0.03        143,000.00       360        685       94.70
6.280 ........................       5           969,077.34      0.19        193,815.47       358        713       89.19
6.295 ........................       1            82,650.00      0.02         82,650.00       360        680       95.00
6.300 ........................       1            66,437.51      0.01         66,437.51       359        684       68.56
6.375 ........................     195        43,087,311.30      8.25        220,960.57       358        722       66.53
6.380 ........................       3           612,603.58      0.12        204,201.19       359        762       90.00
6.395 ........................       3           762,000.00      0.15        254,000.00       360        671       89.14
6.405 ........................       8         1,710,179.64      0.33        213,772.46       360        726       89.37
6.420 ........................       4           970,469.76      0.19        242,617.44       360        697       89.56
6.430 ........................       1           182,000.00      0.03        182,000.00       360        745       86.67

                                                                                            WEIGHTED             WEIGHTED
                                                              PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE       MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATES (%)                LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)   (MONTHS)   SCORE        (%)
------------------              ---------  -----------------  ----------  ---------------  ---------  --------  -----------
6.450 ........................       1           370,150.00      0.07        370,150.00       360        668       37.01
6.460 ........................       1           373,400.00      0.07        373,400.00       360        652       82.98
6.500 ........................     412        88,802,473.45     17.01        215,539.98       359        719       70.09
6.505 ........................       1           145,800.00      0.03        145,800.00       360        808       90.00
6.520 ........................       1           238,000.00      0.05        238,000.00       360        658       85.92
6.545 ........................       3           433,400.00      0.08        144,466.67       360        676       91.94
6.555 ........................       1           211,500.00      0.04        211,500.00       360        723       90.00
6.615 ........................       1           164,610.00      0.03        164,610.00       358        706       90.00
6.620 ........................       1           301,500.00      0.06        301,500.00       360        680       86.89
6.625 ........................     347        76,047,400.24     14.57        219,156.77       359        717       71.71
6.630 ........................       1           216,000.00      0.04        216,000.00       360        636       87.80
6.635 ........................       2           308,157.43      0.06        154,078.72       358        724       89.87
6.645 ........................       1           119,700.00      0.02        119,700.00       360        666       90.00
6.650 ........................       1           115,909.51      0.02        115,909.51       359        641       92.80
6.655 ........................       1           397,800.00      0.08        397,800.00       360        724       90.00
6.670 ........................       3           365,400.00      0.07        121,800.00       360        679       90.00
6.675 ........................       1           205,000.00      0.04        205,000.00       360        754       87.61
6.680 ........................       3           721,800.00      0.14        240,600.00       360        712       90.00
6.735 ........................       1           182,500.00      0.03        182,500.00       360        651       83.33
6.745 ........................       1           390,000.00      0.07        390,000.00       360        685       85.71
6.750 ........................     507       108,287,885.59     20.74        213,585.57       359        721       72.53
6.795 ........................       2           397,000.00      0.08        198,500.00       360        644       86.69
6.805 ........................       1           167,500.00      0.03        167,500.00       360        653       86.79
6.850 ........................       1            84,836.22      0.02         84,836.22       355        673       76.07
6.860 ........................       1           103,500.00      0.02        103,500.00       360        646       88.46
6.875 ........................     630       132,578,274.04     25.40        210,441.70       359        716       73.84
6.920 ........................       1           380,000.00      0.07        380,000.00       360        694       89.41
6.925 ........................       1            82,000.00      0.02         82,000.00       360        730       89.13
7.000 ........................       4           871,666.99      0.17        217,916.75       360        714       78.25
7.010 ........................       1           182,700.00      0.04        182,700.00       360        700       90.00
7.125 ........................       4         1,110,309.89      0.21        277,577.47       360        743       82.88
7.175 ........................       1            73,500.00      0.01         73,500.00       360        749       85.47
7.250 ........................       4           820,898.31      0.16        205,224.58       360        730       65.67
7.375 ........................       5           635,487.27      0.12        127,097.45       359        744       83.58

                                                                                           WEIGHTED             WEIGHTED
                                                             PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE       AVERAGE      REMAINING  AVERAGE    ORIGINAL
                                  OF          AGGREGATE       LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATES (%)               LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  -----------------  ----------  ---------------  ---------  --------  ---------
7.500.........................        1         109,836.21       0.02       109,836.21       358        N/A      63.95
                                  -----    ---------------     ------
   TOTAL......................    2,436    $521,999,256.74     100.00%
                                  =====    ===============     ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.622% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.633% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                     WEIGHTED             WEIGHTED
                                                             PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
RANGE OF                         NUMBER                       MORTGAGE       AVERAGE      WEIGHTED  REMAINING  AVERAGE    ORIGINAL
CURRENT MORTGAGE                  OF          AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
LOAN PRINCIPAL                  MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
BALANCES ($)                      LOANS      OUTSTANDING       GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
     0.01 - 50,000.00 ........       14    $    603,368.79       0.12%       43,097.77      6.715      360        742       46.61
50,000.01 - 100,000.00 .......      186      15,764,954.74       3.02        84,757.82      6.646      355        725       63.91
100,000.01 - 150,000.00 ......      464      58,523,350.10      11.21       126,127.91      6.657      359        722       69.96
150,000.01 - 200,000.00 ......      590     103,712,580.81      19.87       175,784.04      6.634      359        718       72.41
200,000.01 - 250,000.00 ......      426      95,829,277.53      18.36       224,951.36      6.619      359        718       72.35
250,000.01 - 300,000.00 ......      316      87,006,465.86      16.67       275,336.92      6.635      359        721       72.98
300,000.01 - 350,000.00 ......      190      61,730,877.91      11.83       324,899.36      6.645      359        719       72.90
350,000.01 - 400,000.00 ......      182      68,865,301.16      13.19       378,380.78      6.643      359        716       71.89
400,000.01 - 450,000.00 ......       53      21,980,624.46       4.21       414,728.76      6.565      357        724       69.51
450,000.01 - 500,000.00 ......        5       2,414,303.55       0.46       482,860.71      6.375      360        705       72.72
500,000.01 - 550,000.00 ......        5       2,616,834.16       0.50       523,366.83      6.626      360        682       78.24
550,000.01 - 600,000.00 ......        3       1,722,257.68       0.33       574,085.89      6.666      360        720       69.18
600,000.01 - 650,000.00 ......        2       1,229,059.99       0.24       614,530.00      6.811      359        697       80.00
                                  -----    ---------------     ------
   TOTAL                          2,436    $521,999,256.74     100.00%
                                  =====    ===============     ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $214,285.

                              FICO CREDIT SCORES(1)

                                                                                                     WEIGHTED             WEIGHTED
                                                             PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER                       MORTGAGE       AVERAGE      WEIGHTED  REMAINING  AVERAGE    ORIGINAL
                                  OF          AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORE                 LOANS      OUTSTANDING       GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
619 and below ................      21     $  4,290,228.00       0.82%      204,296.57      6.428      360        608      61.42
620 - 639 ....................     116       25,240,945.40       4.84       217,594.36      6.609      358        630      66.70
640 - 659 ....................     162       36,765,167.25       7.04       226,945.48      6.622      358        650      70.53
660 - 679 ....................     256       56,609,530.60      10.84       221,130.98      6.646      359        670      72.71
680 - 699 ....................     305       64,806,597.18      12.42       212,480.65      6.686      360        689      73.11
700 - 719 ....................     384       82,849,972.07      15.87       215,755.14      6.652      359        710      72.62
720 and above ................   1,182      249,908,154.10      47.88       211,428.22      6.616      359        762      72.03
Not Available ................      10        1,528,662.14       0.29       152,866.21      7.000      359         NA      56.06
                                 -----     ---------------     ------
   TOTAL .....................   2,436     $521,999,256.74     100.00%
                                 =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 719.

                             DOCUMENTATION PROGRAMS

                                                                                                      WEIGHTED             WEIGHTED
                                                              PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
CLUES Plus ...................       14     $  2,825,410.93       0.54%      201,815.07      6.425      360        719      66.50
Full/Alternative .............    1,017      207,708,740.04      39.79       204,236.72      6.583      359        715      73.65
No Income/No Asset ...........      128       22,749,755.98       4.36       177,732.47      6.697      360        707      58.98
Preferred ....................      476      105,022,670.98      20.12       220,635.86      6.599      358        753      69.55
Reduced ..................          746      171,131,302.11      32.78       229,398.53      6.708      359        708      73.15
Stated Income/Stated Asset           52       12,114,865.18       2.32       232,978.18      6.656      359        683      68.00
Streamlined ..................        3          446,511.52       0.09       148,837.17      6.702      334        736      55.26
                                  -----     ---------------     ------
   TOTAL .....................    2,436     $521,999,256.74     100.00%
                                  =====     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                      WEIGHTED             WEIGHTED
                                                              PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
50.00 and below ..............      327     $ 59,827,637.56      11.46%      182,959.14      6.553      358        724      39.65
50.01 - 55.00 ................      101       21,182,767.68       4.06       209,730.37      6.551      359        713      52.51
55.01 - 60.00 ................       80       18,374,143.83       3.52       229,676.80      6.656      355        718      57.87
60.01 - 65.00 ................      130       28,290,837.83       5.42       217,621.83      6.601      360        709      62.74
65.01 - 70.00 ................      166       39,515,357.84       7.57       238,044.32      6.621      358        713      68.10
70.01 - 75.00 ................      189       46,042,618.00       8.82       243,611.74      6.607      359        715      73.32
75.01 - 80.00 ................    1,203      259,701,801.31      49.75       215,878.47      6.654      359        722      79.65
80.01 - 85.00 ................        9        2,250,882.19       0.43       250,098.02      6.708      359        697      83.19
85.01 - 90.00 ................      165       33,216,541.60       6.36       201,312.37      6.725      359        711      89.00
90.01 - 95.00 ................       65       13,371,837.33       2.56       205,720.57      6.649      359        726      94.17
95.01 - 100.00 ...............        1          224,831.57       0.04       224,831.57      6.375      359        783      97.00
                                  -----     ---------------     ------
   TOTAL .....................    2,436     $521,999,256.74     100.00%
                                  =====     ===============     ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 71.84%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                      WEIGHTED             WEIGHTED
                                                              PERCENT OF                              AVERAGE   WEIGHTED   AVERAGE
                                                               MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE       LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS       OUTSTANDING       GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           ---------  -----------------  ----------  ---------------  --------  ---------  --------  ---------
Arizona ......................       93     $ 19,555,144.66       3.75%      210,270.37      6.625      359        713      69.48
California ...................      358       97,516,217.04      18.68       272,391.67      6.622      359        712      65.32
Colorado .....................      107       22,197,607.39       4.25       207,454.27      6.667      360        729      75.23
Florida ......................      236       49,521,397.71       9.49       209,836.43      6.656      359        712      71.69
Georgia ......................       74       14,172,186.31       2.71       191,516.03      6.657      360        733      78.21
Illinois .....................       47       10,609,689.37       2.03       225,738.07      6.697      360        715      74.21
Maryland .....................       52       13,546,257.45       2.60       260,504.95      6.638      360        712      69.79
Michigan .....................       60       10,565,507.78       2.02       176,091.80      6.588      358        726      77.09
Nevada .......................       78       18,574,597.57       3.56       238,135.87      6.634      360        726      73.36
New Jersey ...................       60       13,536,993.26       2.59       225,616.55      6.672      360        717      65.64
New York .....................       78       20,954,479.82       4.01       268,647.18      6.626      360        705      69.13
North Carolina ...............       67       11,926,369.25       2.28       178,005.51      6.622      353        733      73.11
Oregon .......................       69       13,968,242.84       2.68       202,438.30      6.596      360        732      71.48
Pennsylvania .................       65       12,247,509.22       2.35       188,423.22      6.671      360        721      79.05
Tennessee ....................       75       11,910,964.57       2.28       158,812.86      6.695      360        723      77.15
Texas ........................      158       25,063,890.14       4.80       158,632.22      6.650      360        727      76.80
Utah .........................       62       11,647,011.92       2.23       187,855.03      6.658      360        724      77.19
Virginia .....................       72       17,049,644.74       3.27       236,800.62      6.610      358        721      71.62
Washington ...................      118       27,186,796.03       5.21       230,396.58      6.632      359        724      73.78
Other (less than 2%) .........      507      100,248,749.67      19.20       197,729.29      6.609      359        721      73.68
                                  -----     ---------------     ------
   TOTAL .....................    2,436     $521,999,256.74     100.00%
                                  =====     ===============     ======

----------
(1) The Other row in the preceding table includes 30 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.300% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
Refinance (cash-out) .........      773     $171,633,840.61     32.88%     222,036.02      6.611      358        700      65.60
Purchase .....................    1,203      251,481,713.72     48.18      209,045.48      6.658      360        733      76.54
Refinance (rate/term) ........      460       98,883,702.41     18.94      214,964.57      6.608      358        719      70.70
                                  -----     ---------------    ------
   TOTAL .....................    2,436     $521,999,256.74    100.00%
                                  =====     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
2-4 Family Residence .........       88     $ 23,802,433.35      4.56%     270,482.20      6.638      360        715      70.36
Cooperative ..................        1          139,500.00      0.03      139,500.00      6.500      360        705      90.00
High-rise Condominium ........       20        4,918,546.61      0.94      245,927.33      6.639      359        738      69.35
Low-rise Condominium .........      168       31,115,382.97      5.96      185,210.61      6.648      358        721      72.36
Planned Unit Development .....      562      124,365,293.86     23.82      221,290.56      6.632      359        728      73.97
Single Family Residence ......    1,597      337,658,099.95     64.69      211,432.75      6.632      359        716      71.13
                                  -----     ---------------    ------
   TOTAL .....................    2,436     $521,999,256.74    100.00%
                                  =====     ===============    ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
Investment Property ..........      148     $ 26,717,418.02      5.12%     $180,523.09     6.667      359        746      72.04
Primary Residence ............    2,185      474,822,653.51     90.96       217,310.14     6.631      359        717      71.80
Secondary Residence ..........      103       20,459,185.21      3.92       198,632.87     6.637      358        737      72.33
                                  -----     ---------------    ------
   TOTAL                          2,436     $521,999,256.74    100.00%
                                  =====     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT                                        WEIGHTED
                                                                 OF                                WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    FICO     LOAN-TO-
REMAINING                        MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   CREDIT     VALUE
TERM TO MATURITY (MONTHS)         LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
-------------------------       ---------  -----------------  --------  ---------------  --------  --------  ---------
360 ..........................    2,016     $431,945,843.86     82.75%     214,258.85      6.657      718      71.62
359 ..........................      279       62,560,466.56     11.98      224,231.06      6.540      723      72.95
358 ..........................       66       13,247,968.99      2.54      200,726.80      6.500      724      73.96
357 ..........................       20        4,110,032.34      0.79      205,501.62      6.378      721      71.59
356 ..........................        9        1,865,505.96      0.36      207,278.44      6.452      719      74.30
355 ..........................        9        1,805,217.26      0.35      200,579.70      6.523      739      74.96
354 ..........................        4          420,836.10      0.08      105,209.03      6.237      721      80.30
352 ..........................        5        1,135,955.54      0.22      227,191.11      6.493      729      78.87
351 ..........................        4          790,097.94      0.15      197,524.49      6.012      751      79.50
344 ..........................        1          251,600.00      0.05      251,600.00      6.375      779      69.12
306 ..........................        1          317,786.79      0.06      317,786.79      6.625      730      78.23
300 ..........................        5          954,113.00      0.18      190,822.60      6.659      746      69.74
240 ..........................       14        2,230,046.00      0.43      159,289.00      6.561      694      59.34
239 ..........................        3          363,786.40      0.07      121,262.13      6.838      678      63.77
                                  -----     ---------------    ------
   TOTAL .....................    2,436     $521,999,256.74    100.00%
                                  =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS       OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------------------   ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
0 ............................    1,691     $343,082,896.08     65.72%     202,887.58      6.610      359        718      71.43
120 ..........................      687      164,833,590.76     31.58      239,932.45      6.685      360        721      72.85
180 ..........................       58       14,082,769.90      2.70      242,806.38      6.585      360        731      69.82
                                  -----     ---------------    ------
   TOTAL .....................    2,436     $521,999,256.74    100.00%
                                  =====     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                WEIGHTED              WEIGHTED
                                                            PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                                              AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE    ORIGINAL
PREPAYMENT                      NUMBER OF     PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO      LOAN-TO-
CHARGE PERIOD                    MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   VALUE RATIO
(MONTHS)                          LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-------------                   ---------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0 ............................    2,329    $500,628,282.01     95.91%    214,954.18    6.630      359        719       71.91
6 ............................        1         353,780.03      0.07     353,780.03    6.375      359        671       80.00
9 ............................        1          33,200.49      0.01      33,200.49    6.875      359        713       18.21
36 ...........................       17       3,219,165.52      0.62     189,362.68    6.729      359        700       67.56
60 ...........................       88      17,764,828.69      3.40     201,873.05    6.700      360        715       70.37
                                  -----    ---------------    ------
   TOTAL .....................    2,436    $521,999,256.74    100.00%
                                  =====    ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                      WEIGHTED              WEIGHTED
                                                            PERCENT OF    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                                              AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING  AVERAGE     ORIGINAL
                                NUMBER OF     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                                 MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATES (%)                LOANS      OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE       (%)
------------------              ---------  ---------------  ----------  -----------  ---------  --------  -----------
6.625 ........................        3    $    482,859.00      0.10%    160,953.00     240        698       58.74
6.740 ........................        1         239,300.00      0.05     239,300.00     360        729       89.63
6.750 ........................       11       2,143,850.00      0.45     194,895.45     299        712       68.72
6.765 ........................        1         309,000.00      0.06     309,000.00     360        706       88.29
6.770 ........................        1         159,300.00      0.03     159,300.00     360        672       90.00
6.845 ........................        1         109,350.00      0.02     109,350.00     360        761       90.00
6.875 ........................       24       4,362,950.64      0.92     181,789.61     331        688       76.03
6.985 ........................        1         155,074.00      0.03     155,074.00     360        769       90.00
6.990 ........................        2         667,740.46      0.14     333,870.23     358        677       71.19
7.000 ........................      788     166,624,575.41     35.01     211,452.51     359        715       73.96
7.030 ........................        2         356,400.00      0.07     178,200.00     360        766       90.00
7.045 ........................        1         232,000.00      0.05     232,000.00     360        748       87.55
7.095 ........................        2         313,363.15      0.07     156,681.58     357        752       90.00
7.105 ........................        1         109,350.00      0.02     109,350.00     360        653       90.00
7.115 ........................        1         288,000.00      0.06     288,000.00     360        699       90.00
7.125 ........................      588     123,759,717.95     26.00     210,475.71     359        713       75.86
7.130 ........................        1         322,050.00      0.07     322,050.00     360        719       95.00
7.160 ........................        1         116,100.00      0.02     116,100.00     360        663       90.00
7.170 ........................        1         194,200.00      0.04     194,200.00     360        664       89.08
7.205 ........................        1         377,150.00      0.08     377,150.00     360        797       89.99
7.225 ........................        1         138,700.00      0.03     138,700.00     360        703       95.00
7.240 ........................        1          62,010.00      0.01      62,010.00     360        710       90.00
7.245 ........................        1         329,000.00      0.07     329,000.00     360        792       83.29
7.250 ........................      542     112,285,691.61     23.59     207,169.17     360        706       74.86
7.280 ........................        2         474,200.00      0.10     237,100.00     360        788       90.00
7.370 ........................        1         176,000.00      0.04     176,000.00     360        661       80.00
7.375 ........................      272      53,544,655.05     11.25     196,855.35     359        701       75.58
7.380 ........................        1         218,500.00      0.05     218,500.00     360        710       95.00
7.495 ........................        1         298,957.00      0.06     298,957.00     360        775       90.00
7.500 ........................        9       1,421,611.06      0.30     157,956.78     359        679       75.51

7.625 ........................        5       1,200,152.52      0.25     240,030.50     358        692       68.66
7.670 ........................        1         395,600.00      0.08     395,600.00     360        737       85.44
7.750 ........................        7       1,035,815.91      0.22     147,973.70     358        735       80.00
7.875 ........................        3         511,045.29      0.11     170,348.43     357        710       80.00
7.910 ........................        1          58,500.00      0.01      58,500.00     360        753       90.00
8.000 ........................        6       1,004,171.19      0.21     167,361.87     357        681       79.03
8.125 ........................        6         638,621.12      0.13     106,436.85     357        751       82.11
8.250 ........................        2         188,758.12      0.04      94,379.06     358        665       66.28
8.375 ........................        2         150,305.05      0.03      75,152.53     325        659       65.01
8.500 ........................        3         248,962.21      0.05      82,987.40     357        677       76.90
8.625 ........................        2         295,777.42      0.06     147,888.71     357        715       80.00
                                  -----    ---------------    ------
   TOTAL......................    2,301    $475,999,364.16    100.00%
                                  =====    ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 7.145% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 7.151% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT                             WEIGHTED
                                                              OF        AVERAGE                 AVERAGE    WEIGHTED      WEIGHTED
                               NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    WEIGHTED   REMAINING    AVERAGE      AVERAGE
RANGE OF                         OF         PRINCIPAL      LOANS IN     BALANCE      AVERAGE    TERM TO      FICO        ORIGINAL
CURRENT MORTGAGE              MORTGAGE       BALANCE         LOAN     OUTSTANDING   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS      OUTSTANDING     GROUP 2        ($)       RATE (%)    (MONTHS)     SCORE      RATIO (%)
---------------------------   --------   ---------------   --------   -----------   --------   ---------   --------   -------------
      0.01 -  50,000.00....        20    $    888,244.47      0.19%     44,412.22     7.188       347         713         48.08
 50,000.01 - 100,000.00....       213      17,567,793.58      3.69      82,477.90     7.235       356         715         68.13
100,000.01 - 150,000.00....       496      62,773,213.59     13.19     126,558.90     7.154       358         716         74.75
150,000.01 - 200,000.00....       518      90,775,850.29     19.07     175,242.95     7.155       359         712         73.80
200,000.01 - 250,000.00....       419      93,836,888.11     19.71     223,954.39     7.138       359         709         75.22
250,000.01 - 300,000.00....       240      65,669,049.84     13.80     273,621.04     7.164       360         707         76.53
300,000.01 - 350,000.00....       178      57,229,303.44     12.02     321,512.94     7.145       359         702         76.19
350,000.01 - 400,000.00....       151      56,928,049.51     11.96     377,006.95     7.133       358         710         76.50
400,000.01 - 450,000.00....        40      16,515,529.47      3.47     412,888.24     7.150       360         708         74.82
450,000.01 - 500,000.00....        14       6,681,109.20      1.40     477,222.09     7.116       356         738         78.28
500,000.01 - 550,000.00....         4       2,079,332.66      0.44     519,833.17     7.123       360         727         80.98
550,000.01 - 600,000.00....         4       2,272,500.00      0.48     568,125.00     7.031       360         765         68.71
600,000.01 - 650,000.00....         1         630,000.00      0.13     630,000.00     7.125       360         625         75.00
650,000.01 - 700,000.00....         1         696,000.00      0.15     696,000.00     7.250       360         698         80.00
700,000.01 - 750,000.00....         2       1,456,500.00      0.31     728,250.00     7.121       360         745         67.78
                                -----    ---------------    ------
   TOTAL...................     2,301    $475,999,364.16    100.00%
                                =====    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $206,866.

                              FICO CREDIT SCORES(1)

                                                   PERCENT                             WEIGHTED
                                                     OF        AVERAGE                 AVERAGE    WEIGHTED      WEIGHTED
                      NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    WEIGHTED   REMAINING    AVERAGE      AVERAGE
                        OF         PRINCIPAL      LOANS IN     BALANCE      AVERAGE    TERM TO      FICO        ORIGINAL
RANGE OF             MORTGAGE       BALANCE         LOAN     OUTSTANDING   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
FICO CREDIT SCORES     LOANS      OUTSTANDING     GROUP 2        ($)       RATE (%)    (MONTHS)     SCORE      RATIO (%)
------------------   --------   ---------------   --------   -----------   --------   ---------   --------   -------------
619 and below ....        13    $  3,195,939.22      0.67%    245,841.48     7.188       360         613         67.91
620 - 639 ........       167      35,303,040.16      7.42     211,395.45     7.183       359         630         70.63
640 - 659 ........       183      37,053,264.59      7.78     202,476.86     7.141       354         650         70.67
660 - 679 ........       307      65,985,869.99     13.86     214,937.69     7.180       359         669         74.15
680 - 699 ........       284      59,404,146.30     12.48     209,169.53     7.146       359         689         73.59
700 - 719 ........       373      76,889,656.99     16.15     206,138.49     7.145       359         709         77.00
720 and above ....       970     197,105,726.91     41.41     203,201.78     7.138       359         758         76.69
Not Scored .......         4       1,061,720.00      0.22     265,430.00     7.495       360          NA         80.18
                       -----    ---------------    ------
   TOTAL .........     2,301    $475,999,364.16    100.00%
                       =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 710.

                             DOCUMENTATION PROGRAMS

                                                            PERCENT                             WEIGHTED
                                                              OF        AVERAGE                 AVERAGE    WEIGHTED      WEIGHTED
                               NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    WEIGHTED   REMAINING    AVERAGE      AVERAGE
                                 OF         PRINCIPAL      LOANS IN     BALANCE      AVERAGE    TERM TO      FICO        ORIGINAL
                              MORTGAGE       BALANCE         LOAN     OUTSTANDING   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS      OUTSTANDING     GROUP 2        ($)       RATE (%)    (MONTHS)     SCORE      RATIO (%)
---------------------------   --------   ---------------   --------   -----------   --------   ---------   --------   -------------
CLUES Plus ................         1    $    203,310.00      0.04%    203,310.00     7.375       360         774         90.00
Full/Alternative ..........       286      52,810,891.05     11.09     184,653.47     7.132       357         708         77.68
No Income/No Asset ........       294      59,328,962.39     12.46     201,799.19     7.180       359         707         68.39
Preferred .................       132      26,774,687.50      5.62     202,838.54     7.154       355         748         73.67
Reduced ...................      1497     317,961,254.13     66.80     212,398.97     7.145       359         710         75.98
Stated Income/
   Stated Asset ...........        90      18,766,509.09      3.94     208,516.77     7.190       359         674         74.32
Streamlined ...............         1         153,750.00      0.03     153,750.00     7.375       360         661         75.00
                                -----    ---------------    ------
   TOTAL ..................     2,301    $475,999,364.16    100.00%
                                =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                         PERCENT                             WEIGHTED
                                                           OF        AVERAGE                 AVERAGE    WEIGHTED      WEIGHTED
                            NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    WEIGHTED   REMAINING    AVERAGE      AVERAGE
                              OF         PRINCIPAL      LOANS IN     BALANCE      AVERAGE    TERM TO      FICO        ORIGINAL
RANGE OF ORIGINAL          MORTGAGE       BALANCE         LOAN     OUTSTANDING   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)     LOANS      OUTSTANDING     GROUP 2        ($)       RATE (%)    (MONTHS)     SCORE      RATIO (%)
------------------------   --------   ---------------   --------   -----------   --------   ---------   --------   -------------
50.00 and below ........       185    $ 29,611,330.42      6.22%    160,061.25     7.129       357         710         39.05
50.01 - 55.00 ..........        74      13,973,963.46      2.94     188,837.34     7.134       356         700         52.80
55.01 - 60.00 ..........        69      13,726,973.16      2.88     198,941.64     7.116       358         684         58.01
60.01 - 65.00 ..........        93      20,082,753.65      4.22     215,943.59     7.111       357         686         62.78
65.01 - 70.00 ..........       107      24,992,403.28      5.25     233,573.86     7.182       359         679         68.24
70.01 - 75.00 ..........       172      40,656,725.61      8.54     236,376.31     7.146       357         683         73.95
75.01 - 80.00 ..........     1,373     286,454,746.03     60.18     208,634.19     7.142       359         719         79.78
80.01 - 85.00 ..........         8       1,468,264.18      0.31     183,533.02     7.244       360         721         83.66
85.01 - 90.00 ..........       183      37,216,229.50      7.82     203,367.37     7.239       360         714         89.64
90.01 - 95.00 ..........        36       7,638,375.40      1.60     212,177.09     7.215       360         737         94.64
95.01 - 100.00 .........         1         177,599.47      0.04     177,599.47     7.375       359         707         95.46
                             -----    ---------------    ------
   TOTAL ...............     2,301    $475,999,364.16    100.00%
                             =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 75.03%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                        PERCENT                             WEIGHTED
                                                          OF        AVERAGE                 AVERAGE    WEIGHTED      WEIGHTED
                           NUMBER       AGGREGATE      MORTGAGE    PRINCIPAL    WEIGHTED   REMAINING    AVERAGE      AVERAGE
                             OF         PRINCIPAL      LOANS IN     BALANCE      AVERAGE    TERM TO      FICO        ORIGINAL
                          MORTGAGE       BALANCE         LOAN     OUTSTANDING   MORTGAGE    MATURITY    CREDIT    LOAN-TO-VALUE
STATE                       LOANS      OUTSTANDING     GROUP 2        ($)       RATE (%)    (MONTHS)     SCORE      RATIO (%)
-----                     --------   ---------------   --------   -----------   --------   ---------   --------   -------------
Arizona ...............       141    $ 30,888,589.88      6.49%    219,068.01     7.167       360         708         76.24
California ............       268      73,396,785.33     15.42     273,868.60     7.132       359         707         69.72
Colorado ..............        79      14,558,905.91      3.06     184,289.95     7.119       360         717         76.03
Florida ...............       257      53,417,050.34     11.22     207,848.44     7.183       359         702         75.13
Georgia ...............        59      10,123,561.16      2.13     171,585.78     7.175       359         702         77.50
Illinois ..............       115      27,164,769.09      5.71     236,215.38     7.158       358         709         78.36
Massachusetts .........        51      14,004,816.33      2.94     274,604.24     7.150       360         703         70.87
Michigan ..............        80      13,011,222.88      2.73     162,640.29     7.152       358         719         76.90
Nevada ................        73      16,455,866.06      3.46     225,422.82     7.132       360         710         77.87
New Jersey ............        58      17,205,559.14      3.61     296,647.57     7.162       358         698         71.43
New York ..............        54      14,891,867.58      3.13     275,775.33     7.098       357         709         68.03
Oregon ................        51      11,223,107.37      2.36     220,060.93     7.112       360         713         77.90
Texas .................       178      26,013,012.59      5.46     146,140.52     7.150       358         719         79.77
Utah ..................        57      10,313,183.15      2.17     180,933.04     7.147       360         723         77.14
Virginia ..............        63      13,305,723.04      2.80     211,201.95     7.133       357         708         72.20
Washington ............        86      18,788,561.62      3.95     218,471.65     7.117       360         720         76.46
Other (less than 2%) ..       631     111,236,782.69     23.37     176,286.50     7.163       359         715         76.88
                            -----    ---------------    ------
   TOTAL ..............     2,301    $475,999,364.16    100.00%
                            =====    ===============    ======

----------

(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.307% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
Refinance (cash-out) .........      551     $116,460,345.27     24.47%     211,361.79      7.155      357        686      65.99
Purchase .....................    1,494      304,285,528.67     63.93      203,671.71      7.147      359        723      79.02
Refinance (rate/term) ........      256       55,253,490.22     11.61      215,833.95      7.159      358        692      72.16
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
2-4 Family Residence .........      205     $ 55,527,591.75     11.67%     270,866.30      7.156      359        723      72.47
Condominium Hotel ............        1          230,080.00      0.05      230,080.00      7.750      360        783      80.00
High-rise Condominium ........       28        6,544,603.28      1.37      233,735.83      7.144      360        730      81.51
Low-rise Condominium .........      251       47,309,537.49      9.94      188,484.21      7.157      360        726      77.19
Planned Unit Development .....      546      117,259,747.52     24.63      214,761.44      7.158      359        709      76.78
Single Family Residence ......    1,270      249,127,804.12     52.34      196,163.63      7.144      358        705      74.20
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                  ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
Investment Property ..........      300     $ 52,185,054.12     10.96%     173,950.18      7.198      359        732      73.20
Primary Residence ............    1,846      393,147,710.44     82.59      212,972.76      7.142      359        707      75.05
Secondary Residence ..........      155       30,666,599.60      6.44      197,849.03      7.186      360        718      77.97
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT                                        WEIGHTED
                                                                 OF                                WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE    FICO     LOAN-TO-
REMAINING                        MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   CREDIT     VALUE
TERM TO MATURITY (MONTHS)         LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
-------------------------       ---------  -----------------  --------  ---------------  --------  --------  ---------
360 ..........................    2,045     $425,710,934.80     89.44%     208,171.61      7.144      712      75.13
359 ..........................      153       32,802,069.07      6.89      214,392.61      7.141      705      75.16
358 ..........................       42        7,412,725.69      1.56      176,493.47      7.418      701      73.52
357 ..........................       17        2,568,707.24      0.54      151,100.43      7.667      681      76.66
356 ..........................        9        1,664,049.08      0.35      184,894.34      7.670      672      73.98
354 ..........................        2          243,020.87      0.05      121,510.44      6.944      744      85.53
350 ..........................        1           68,653.14      0.01       68,653.14      7.750      746      79.96
349 ..........................        1          365,404.09      0.08      365,404.09      7.125      758      89.98
339 ..........................        1          309,722.63      0.07      309,722.63      7.250      693      49.05
300 ..........................        3          893,000.00      0.19      297,666.67      7.113      663      73.49
276 ..........................        1           59,475.94      0.01       59,475.94      8.375      672      59.81
240 ..........................       25        3,795,796.00      0.80      151,831.84      6.881      693      66.05
239 ..........................        1          105,805.61      0.02      105,805.61      7.375      623      60.57
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
                                 MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
INTEREST ONLY PERIOD (MONTHS)     LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------------------   ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
0 ............................    1,418     $276,599,814.92     58.11%     195,063.34      7.155      358        706      73.78
120 ..........................      874      197,929,065.91     41.58      226,463.46      7.146      360        716      76.86
180 ..........................        9        1,470,483.33      0.31      163,387.04      7.011      360        722      65.22
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                               PERCENT                              WEIGHTED             WEIGHTED
                                                                 OF                                  AVERAGE  WEIGHTED   AVERAGE
                                                              MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                                NUMBER OF      AGGREGATE      LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
PREPAYMENT                       MORTGAGE  PRINCIPAL BALANCE    LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
CHARGE PERIOD (MONTHS)            LOANS       OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          ---------  -----------------  --------  ---------------  --------  ---------  --------  ---------
0 ............................    2,127     $447,261,367.38     93.96%     210,278.03      7.136      359        712      75.01
6 ............................        6        1,308,259.47      0.27      218,043.25      7.243      359        692      77.34
12 ...........................       22        4,158,897.22      0.87      189,040.78      7.500      358        681      73.80
15 ...........................        2          814,014.15      0.17      407,007.08      7.125      359        665      76.31
24 ...........................        2          516,816.25      0.11      258,408.13      7.375      359        665      70.86
30 ...........................        1          196,000.00      0.04      196,000.00      7.250      360        709      78.40
36 ...........................       50        6,421,146.08      1.35      128,422.92      7.576      358        698      76.46
60 ...........................       91       15,322,863.61      3.22      168,383.12      7.290      360        697      75.28
                                  -----     ---------------    ------
   TOTAL .....................    2,301     $475,999,364.16    100.00%
                                  =====     ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-23CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 1-X, Class 2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                    CLASSES/COMPONENTS OF CERTIFICATES
----------------------------   -------------------------------------------------
Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                                 Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                                                    1-A-11,
                                     Class 1-A-12, Class 1-X and Class A-R
                                     Certificates and Class PO-1 Component

Group 2 Senior Certificates      Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                               Class 2-A-8, Class 2-A-9, Class 2-A-10 and Class
                                   2-X Certificates and Class PO-2 Component

  Senior Certificate Group     Each of the Group 1 Senior Certificates and Group
                                             2 Senior Certificates

    Senior Certificates         Group 1 Senior Certificates and Group 2 Senior
                                                 Certificates

 Subordinated Certificates             Class M and Class B Certificates

     LIBOR Certificates          Class 2-A-5, Class 2-A-6, Class 2-A-7, Class
                                      2-A-8 and Class 2-A-10 Certificates

    Class X Certificates             Class 1-X and Class 2-X Certificates

   Class PO Certificates             Class PO-1 and Class PO-2 Components

    Class B Certificates        Class B-1, Class B-2, Class B-3, Class B-4 and
                                            Class B-5 Certificates

Notional Amount Certificates   Class 2-A-8, Class 1-X and Class 2-X Certificates

    Offered Certificates       Senior Certificates, Class M, Class B-1 and Class
                                               B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                     TYPE
-------------------------   ----------------------------------------------------
OFFERED CERTIFICATES
Class 1-A-1                           Senior/Fixed Pass-Through Rate
Class 1-A-2                           Senior/Fixed Pass-Through Rate
Class 1-A-3                        Senior/Variable Pass-Through Rate/NAS
Class 1-A-4                           Senior/Fixed Pass-Through Rate
Class 1-A-5                           Senior/Fixed Pass-Through Rate
Class 1-A-6                    Senior/Fixed Pass-Through Rate/ Super Senior
Class 1-A-7                           Senior/Fixed Pass-Through Rate
Class 1-A-8                     Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-9                 Senior/Variable Pass-Through Rate/NAS/Super Senior
Class 1-A-10                       Senior/Variable Pass-Through Rate/NAS
Class 1-A-11                  Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class 1-A-12                    Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-X                      Senior/Notional Amount/Interest Only/Variable
                                             Pass-Through Rate
Class 2-A-1                           Senior/Fixed Pass-Through Rate
Class 2-A-2                     Senior/Fixed Pass-Through Rate/Super Senior
Class 2-A-3                         Senior/Fixed Pass-Through Rate/NAS
Class 2-A-4                     Senior/Fixed Pass-Through Rate/NAS/Support
Class 2-A-5                   Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-6                  Senior/Inverse Floating Pass-Through Rate/Planned
                                                  Balance
Class 2-A-7                 Senior/Inverse Floating Pass-Through Rate/Companion
Class 2-A-8                 Senior/Inverse Floating Pass-Through Rate/Notional
                                           Amount/Interest Only
Class 2-A-9                           Senior/Fixed Pass-Through Rate
Class 2-A-10                     Senior/Floating Pass-Through Rate/Support
Class 2-X                      Senior/Notional Amount/Interest Only/Variable
                                             Pass-Through Rate
Class PO                              Senior/Principal Only/Component
Class A-R                                     Senior/Residual
Subordinated Certificates        Subordinate/Variable Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances and initial notional amounts are set forth in the chart beginning on page 4 of this free writing prospectus.

     The senior certificates will have an initial aggregate class certificate balance of approximately $948,596,470 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.05% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.30%
Class B-1.........................          0.90%
Class B-2.........................          0.65%
Class B-3.........................          0.45%
Class B-4.........................          0.35%
Class B-5.........................          0.30%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

- all amounts previously distributed to holders of certificates of the class as payments of principal,

-    the amount of Realized Losses allocated to the class, and

- in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses,"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                           INITIAL
                          COMPONENT
DESIGNATION                BALANCE
-----------              ----------
Class PO-1 Component..   $1,009,748
Class PO-2 Component..   $   13,622

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 2-A-8, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 2-A-8 Certificates for any Distribution Date will equal the product of (i) 5/13 and (ii) the aggregate Class Certificate Balance of the Class 2-A-5 and Class 2-A-10 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-2 and Class 2-A-2 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-2 and Class 2-A-2 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.10906%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

     - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Cap Contract Reserve Fund. Funds in the Cap Contract Reserve Fund will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                      AMOUNT                   GENERAL PURPOSE             SOURCE (2)              FREQUENCY
   --------------------                      ------                   ---------------             ----------              ---------
FEES

Master Servicing Fee /       One-twelfth of the Stated Principal      Compensation      Amounts on deposit in the       Monthly
Master Servicer              Balance of each mortgage loan                              Certificate Account
                             multiplied by the master servicing fee                     representing payments of
                             rate (3)                                                   interest and application of
                                                                                        liquidation proceeds with
                                                                                        respect to that mortgage loan

                             -    All late payment fees, assumption   Compensation      Payments made by obligors       Time to time
                                  fees and other similar charges                        with respect to the mortgage
                                                                                        loans

                             -    All investment income earned on     Compensation      Investment income related to    Monthly
                                  amounts on deposit in the                             the Certificate Account and
                                  Certificate Account and                               the Distribution Account
                                  Distribution Account.

                             -    Excess Proceeds (4)                 Compensation      Liquidation proceeds and        Time to time
                                                                                        Subsequent Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee Fee Rate      Compensation      Amounts on deposit in the       Monthly
Fee") / Trustee              multiplied by the aggregate Stated                         Certificate Account or the
                             Principal Balance of the outstanding                       Distribution Account
                             mortgage loans. (5)

EXPENSES

Insured expenses / Master    Expenses incurred by the Master          Reimbursement     To the extent the expenses      Time to time
Servicer                     Servicer                                 of Expenses       are covered by an insurance
                                                                                        policy with respect to the
                                                                                        mortgage loan

Servicing Advances /         To the extent of funds available, the    Reimbursement     With respect to each mortgage   Time to time
Master Servicer              amount of any Servicing Advances.        of Expenses       loan, late recoveries of the
                                                                                        payments of the costs and
                                                                                        expenses, liquidation
                                                                                        proceeds, Subsequent
                                                                                        Recoveries, purchase proceeds
                                                                                        or repurchase proceeds for
                                                                                        that mortgage loan (6)

Indemnification expenses /   Amounts for which the sellers, the       Indemnification   Amounts on deposit on the       Monthly
the sellers, the master      master servicer and depositor are                          Certificate Account
servicer and the depositor   entitled to indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicer Fee Rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

     to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                       INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS             PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----             -----------------   -----------------   --------------------------------
Class 2-A-5....        5.50906%          7.50% /0.40%               LIBOR + 0.40%
Class 2-A-6....        7.96376%          28.4% /0.00%           28.4% - (4.0 x LIBOR)
Class 2-A-7....        7.96376%          28.4% /0.00%           28.4% - (4.0 x LIBOR)
Class 2-A-8....        1.99094%          7.10% /0.00%               7.10%- LIBOR
Class 2-A-10...        5.50906%          7.50% /0.40%               LIBOR + 0.40%

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.421380% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.50%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.388494% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

- 6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

- 6.50% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.238479% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class will be equal to the sum of:

- interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

- the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     For each Distribution Date, on or prior to the related Cap Contract Termination Date, on which LIBOR exceeds 5.00%, in addition to the interest distribution amount described above, the Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates will also be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Cap Contract. See "--The Cap Contracts" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     any net prepayment interest shortfalls for that loan group and Distribution Date, and the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CAP CONTRACTS

     The Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates will each have the benefit of a separate interest rate corridor contract (collectively, the "Cap Contracts"), beginning in July 2006. The Cap Contracts will each be evidenced by a confirmation between UBS Real Estate Securities, Inc. ("UBS Real Estate") and UBS AG, London ("UBS AG" or the "Contract Corridor Counterparty"), each an affiliate of UBS Securities LLC.

     Pursuant to the Cap Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmation of the related Cap Contract, as if such an ISDA Master Agreement had been executed by UBS Real Estate and the Cap Contract Counterparty on the date that the Cap Contract was executed. The Cap Contracts are also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, UBS Real Estate will assign its rights under the Cap Contracts to The Bank of New York, as trustee, on behalf of the issuing entity.

     With respect to the Cap Contracts and any Distribution Date beginning with the Distribution Date in July 2006 on or prior to the related Cap Contract Termination Date, the amount payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty) over (y) 5.00%,
(ii) the lesser of (A) the related Cap Contract Notional Balance and (B) the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date, and (iii) one-twelfth.

     The Cap Contract Termination Date and Cap Contract Notional Balance for each Cap Contract are as follows:

CLASS OF CERTIFICATES   CAP CONTRACT TERMINATION DATE   CAP CONTRACT NOTIONAL BALANCE
---------------------   -----------------------------   -----------------------------
Class 1-A-3..........           June 25, 2009                    $15,000,000
Class 1-A-9..........           June 25, 2009                    $48,000,000
Class 1-A-10.........           June 25, 2009                    $15,000,000

     On or prior to the related Cap Contract Termination Date, amounts (if any) received under the Cap Contracts by the trustee for the benefit of the issuing entity in respect of the Cap Contracts will be used to pay the Yield Supplement Amounts, as described below under "-- The Cap Contract Reserve Fund." Amounts received on the Cap Contracts will not be available to make interest distributions on any classes of certificates other than the Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates.

     The Cap Contracts are scheduled to remain in effect up to the related Cap Contract Termination Date. The Cap Contracts will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the issuing entity, the failure by the Cap Contract Counterparty (within one business day after notice of the failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contracts, and the Cap Contracts becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Cap Contracts if the Cap Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Cap Contracts, and the Cap Contract Counterparty fails to transfer the Cap Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the Cap Contract.

     If the Cap Contracts are terminated early, the Cap Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Cap Contract Counterparty will be paid to the trustee and will be deposited into the Cap Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amounts on the Class 1-A-3, Class 1-A-9 or Class 1-A-10 Certificates, as applicable, until the related Cap Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Cap Contract in the event of a termination of the Cap Contracts or in any other circumstance.

     The significance percentage for the Cap Contracts is less than 10% and in the aggregate, the significance percentage of for all of the Cap Contracts with the Cap Contract Counterparty is less than 10%. The "significance percentage" for the Cap Contracts is the percentage that the significance estimate of the Cap Contracts represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of the Cap Contracts is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Cap Contracts, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's.

     The offered certificates do not represent an obligation of the Cap Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Cap Contracts and will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contracts.

     Each Cap Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CAP CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Cap Contract Reserve Fund"), which will be held by the trustee for the benefit of the holders of the Class 1-A-3, Class 1-A-9 and Class 1-A-10 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Cap Contract Reserve Fund any amounts received in respect of the Cap Contracts for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Cap Contract will be distributed to the Class 1-A-3, Class 1-A-9 or Class 1-A10 Certificates, as applicable, to the extent necessary to pay the related Yield Supplement Amount. Any amounts remaining in the Cap Contract Reserve Fund will be distributed to UBS Securities LLC and will not be available to make payments on the Class 1-A-3, Class 1-A-9 or Class 1-A-10 Certificates on any future Distribution Date.

     For any Distribution Date, on or prior to the related Cap Contract Termination Date, on which LIBOR exceeds 5.00%, the related Yield Supplement Amount will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such

Distribution Date at a rate equal to the excess of (i) LIBOR (as determined by the Cap Contract Counterparty), over (ii) 5.00%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priorities of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.50%    Net mortgage rate divided by 6.50%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.50%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.50% -- net mortgage rate)
                            divided by 6.50%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     sequentially, to the following classes of certificates in the following order of priority:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     (2)  concurrently,

          (a)  84.8530748258% in the following order of priority:

               (i) concurrently, to the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, pro rata, the Combined Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (ii) concurrently, 53.3718378335 to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero, and 46.6281621665% in the following order of priority:

                    1. in an amount up to $1,000 on each Distribution Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

                    2. in an amount up to $826,000 on each Distribution Date, concurrently, to the Class 1-A-5 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                    3. to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero; and

                    4. concurrently, to the Class 1-A-5 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (iii) to the Class 1-A-8 Certificates, until its Class
                    Certificate Balance is reduced to zero; and

               (iv) concurrently, to the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12, pro rata, without regard to the Combined Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          (b)  15.1469251742% in the following order of priority:

               (i) to the Class 1-A-3 Certificates, the Class 1-A-3 Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) sequentially, to the Class 1-A-1 and Class 1-A-2
                    Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (iii) to the Class 1-A-3 Certificates, without regard to the
                    Class 1-A-3 Priority Amount, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     concurrently, to the following classes of certificates:

          (1)  49.9998894840% in the following order of priority:

               (a) concurrently, to the Class 2-A-3 and 2-A-4 Certificates, pro rata, the Class 2-A-3 and Class 2-A-4 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               (b)  concurrently,

                    (i) 88.8654963005%, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) 11.1345036995%, sequentially, to the Class 2-A-9 and
                         Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (c) concurrently, to the Class 2-A-3 and 2-A-4 Certificates, pro rata, without regard to the Class 2-A-3 and Class 2-A-4 Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          (2)  50.0001105160% in the following order of priority:

               (a)  concurrently,

                    (i) 86.6666666667%, concurrently, to the Class 2-A-5 and Class 2-A-10 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) 13.3333333333% in the following order of priority:

                         1. to the Class 2-A-6 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to is Planned Balance for that Distribution Date;

                         2. to the Class 2-A-7 Certificates, until its Class Certificate Balance is reduce to zero; and

                         3. to the Class 2-A-6 Certificates, without regard to its Planned Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 and loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Combined Priority Amount" for any Distribution Date will equal the product of (I) 84.8530748258% and (II) the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 1 and (y) sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Combined Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Prepayment Shift Percentage and (C) the Combined Priority Percentage.

     "Combined Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (i) $30,631,000 and (ii) aggregate Class Certificate Balance of the Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates immediately prior to such Distribution Date.

     "Class 1-A-3 Priority Amount" for any Distribution Date will equal the product of (I) 15.1469251742% and (II) the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Class 1-A-3 Priority Percentage and (ii) the product of
(A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Prepayment Shift Percentage and (C) the Class 1-A-3 Priority Percentage.

     "Class 1-A-3 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-3 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates immediately prior to such Distribution Date.

     "Class 2-A-3 and Class 2-A-4 Priority Amount" for any Distribution Date will equal the product of (I) 49.9998894840% and (II) the lesser of (x) 98% of the Senior Principal Distribution Amount for loan group 2 and (y) to the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Class 2-A-3 and Class 2-A-4 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Prepayment Shift Percentage and
(C) the Class 2-A-3 and Class 2-A-4 Priority Percentage.

     "Class 2-A-3 and Class 2-A-4 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (i) $16,659,000 and (ii) the aggregate Class Certificate Balance of the Class 2-A-3 and Class 2-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-9 Certificates immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date, for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial payments and liquidation proceeds received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of each senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and cumulative Realized Losses on the mortgage loans in each loan group do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of Subordinated Certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                               Original
                            Beneficial    Initial Credit     Applicable
                           Interest in      Enhancement     Credit Support
                         Issuing Entity        Level          Percentage
                         --------------   --------------   ---------------
Senior Certificates ..       95.05%           4.95%              N/A
Class M ..............        2.30%           2.65%             4.95%
Class B-1 ............        0.90%           1.75%             2.65%
Class B-2 ............        0.65%           1.10%             1.75%
Class B-3 ............        0.45%           0.65%             1.10%
Class B-4 ............        0.35%           0.30%             0.65%
Class B-5 ............        0.30%           0.00%             0.30%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal the sum of

                    - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

                    - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

                    - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

                    - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

     Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of the sum of the applicable PO Percentage of

     all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

     the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

     any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO

     Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that the Non-PO Percentage of (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-6, Class 1-A-8, Class 1-A-9 and Class 1-A-11 Certificates will instead be allocated pro rata (based on their respective initial Class Certificate Balances) to the Class 1-A-12 Certificates until its Class Certificate Balance is reduced to zero, (ii) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-2 and Class 2-A-3 Certificates will instead be allocated pro rata (based on their respective initial Class Certificate Balances) basis to the Class 2-A-4 Certificates until its Class Certificate Balance is reduced to zero and (iii) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-5 Certificates will instead be allocated to the Class 2-A-10 Certificates until its Class Certificate Balance is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates set forth below:

PRINCIPAL BALANCE                                     PREPAYMENT ASSUMPTION
    SCHEDULE        RELATED CLASSES OF CERTIFICATES      RANGE OF RATES
-----------------   -------------------------------   ---------------------
Planned Balance        Class 2-A-6 Certificates         150% to 400% PSA

     The Standard Prepayment Assumption (the "PSA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% PSA assumes prepayment rates of 0.30% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.30% per annum in each month thereafter (for example, 0.60% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 150% PSA assumes a constant prepayment rate of 9.0% per annum. Similarly, 400% PSA assumes prepayment rates of 0.8% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.8% per annum in each month thereafter (for example, 1.6% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 400% PSA assumes a constant prepayment rate of 24.0% per annum.

     There is no assurance that the Class Certificate Balance of the Class 2-A-6 Certificates (the "Planned Balance Certificates") will conform on any Distribution Date to the Planned Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of this class of certificates over the amount necessary to reduce its Class Certificate Balance to the amount set forth in the Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such class of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range specified above, the amounts available for distribution of principal of this class of certificates on any Distribution Date may be insufficient to reduce such class of certificates to the amount set forth in the Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, this class of certificates may not be reduced to the amount set forth in the Principal Balance Schedule, even if prepayments occur within the range specified above.

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
Initial ............................    19,068,000.00
July 25, 2006 ......................    19,045,946.20
August 25, 2006 ....................    19,015,861.24
September 25, 2006 .................    18,977,743.93
October 25, 2006 ...................    18,931,599.17
November 25, 2006 ..................    18,877,437.96
December 25, 2006 ..................    18,815,277.39
January 25, 2007 ...................    18,745,140.72
February 25, 2007 ..................    18,667,057.29
March 25, 2007 .....................    18,581,062.60
April 25, 2007 .....................    18,487,198.23
May 25, 2007 .......................    18,385,511.88
June 25, 2007 ......................    18,276,057.28
July 25, 2007 ......................    18,158,894.19
August 25, 2007 ....................    18,034,088.34
September 25, 2007 .................    17,901,711.41
October 25, 2007 ...................    17,761,840.91
November 25, 2007 ..................    17,614,560.16
December 25, 2007 ..................    17,459,958.21
January 25, 2008 ...................    17,298,129.73
February 25, 2008 ..................    17,129,174.95
March 25, 2008 .....................    16,953,199.54
April 25, 2008 .....................    16,770,314.51
May 25, 2008 .......................    16,580,636.11
June 25, 2008 ......................    16,384,285.70
July 25, 2008 ......................    16,181,389.62
August 25, 2008 ....................    15,972,079.07
September 25, 2008 .................    15,756,489.94
October 25, 2008 ...................    15,534,762.73
November 25, 2008 ..................    15,307,042.33
December 25, 2008 ..................    15,073,477.88
January 25, 2009 ...................    14,841,783.88
February 25, 2009 ..................    14,611,945.70
March 25, 2009 .....................    14,383,948.82
April 25, 2009 .....................    14,157,778.85
May 25, 2009 .......................    13,933,421.50
June 25, 2009 ......................    13,710,862.60
July 25, 2009 ......................    13,490,088.08
August 25, 2009 ....................    13,271,084.00
September 25, 2009 .................    13,053,836.51
October 25, 2009 ...................    12,838,331.87
November 25, 2009 ..................    12,624,556.47
December 25, 2009 ..................    12,412,496.79
January 25, 2010 ...................    12,202,139.42
February 25, 2010 ..................    11,993,471.04
March 25, 2010 .....................    11,786,478.47
April 25, 2010 .....................    11,581,148.60
May 25, 2010 .......................    11,377,468.44
June 25, 2010 ......................    11,175,425.10
July 25, 2010 ......................    10,975,005.79
August 25, 2010 ....................    10,776,197.82
September 25, 2010 .................    10,578,988.60
October 25, 2010 ...................    10,383,365.64
November 25, 2010 ..................    10,189,316.54
December 25, 2010 ..................     9,996,829.03
January 25, 2011 ...................     9,805,890.88
February 25, 2011 ..................     9,616,490.02
March 25, 2011 .....................     9,428,614.42
April 25, 2011 .....................     9,242,252.19
May 25, 2011 .......................     9,057,391.49
June 25, 2011 ......................     8,874,020.61
July 25, 2011 ......................     8,695,690.56
August 25, 2011 ....................     8,518,813.84
September 25, 2011 .................     8,343,378.98
October 25, 2011 ...................     8,169,374.62
November 25, 2011 ..................     7,996,789.48
December 25, 2011 ..................     7,825,612.38

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
January 25, 2012 ...................     7,655,832.21
February 25, 2012 ..................     7,487,437.96
March 25, 2012 .....................     7,320,418.70
April 25, 2012 .....................     7,154,763.59
May 25, 2012 .......................     6,990,461.88
June 25, 2012 ......................     6,827,502.89
July 25, 2012 ......................     6,667,020.59
August 25, 2012 ....................     6,507,851.92
September 25, 2012 .................     6,349,986.49
October 25, 2012 ...................     6,193,413.99
November 25, 2012 ..................     6,038,124.19
December 25, 2012 ..................     5,884,106.92
January 25, 2013 ...................     5,731,352.12
February 25, 2013 ..................     5,579,849.79
March 25, 2013 .....................     5,431,983.96
April 25, 2013 .....................     5,287,718.15
May 25, 2013 .......................     5,146,967.88
June 25, 2013 ......................     5,009,650.64
July 25, 2013 ......................     4,881,253.14
August 25, 2013 ....................     4,755,994.41
September 25, 2013 .................     4,633,799.91
October 25, 2013 ...................     4,514,596.84
November 25, 2013 ..................     4,398,314.09
December 25, 2013 ..................     4,284,882.21
January 25, 2014 ...................     4,174,233.37
February 25, 2014 ..................     4,066,301.33
March 25, 2014 .....................     3,961,021.39
April 25, 2014 .....................     3,858,330.39
May 25, 2014 .......................     3,758,166.60
June 25, 2014 ......................     3,660,469.76
July 25, 2014 ......................     3,569,858.77
August 25, 2014 ....................     3,481,442.17
September 25, 2014 .................     3,395,167.69
October 25, 2014 ...................     3,310,984.28
November 25, 2014 ..................     3,228,842.09
December 25, 2014 ..................     3,148,692.45
January 25, 2015 ...................     3,070,487.85
February 25, 2015 ..................     2,994,181.86
March 25, 2015 .....................     2,919,729.19
April 25, 2015 .....................     2,847,085.59
May 25, 2015 .......................     2,776,207.85
June 25, 2015 ......................     2,707,053.78
July 25, 2015 ......................     2,643,298.44
August 25, 2015 ....................     2,581,027.10
September 25, 2015 .................     2,520,205.52
October 25, 2015 ...................     2,460,800.20
November 25, 2015 ..................     2,402,778.44
December 25, 2015 ..................     2,346,108.27
January 25, 2016 ...................     2,290,758.47
February 25, 2016 ..................     2,236,698.53
March 25, 2016 .....................     2,183,898.64
April 25, 2016 .....................     2,132,329.68
May 25, 2016 .......................     2,081,963.19
June 25, 2016 ......................     2,032,771.38
July 25, 2016 ......................     1,983,029.88
August 25, 2016 ....................     1,934,476.23
September 25, 2016 .................     1,887,082.50
October 25, 2016 ...................     1,840,821.43
November 25, 2016 ..................     1,795,666.37
December 25, 2016 ..................     1,751,591.33
January 25, 2017 ...................     1,708,570.88
February 25, 2017 ..................     1,666,580.20
March 25, 2017 .....................     1,625,595.06
April 25, 2017 .....................     1,585,591.77
May 25, 2017 .......................     1,546,547.22
June 25, 2017 ......................     1,508,438.81
July 25, 2017 ......................     1,471,244.48

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
August 25, 2017 ....................     1,434,942.69
September 25, 2017 .................     1,399,512.38
October 25, 2017 ...................     1,364,933.00
November 25, 2017 ..................     1,331,184.48
December 25, 2017 ..................     1,298,247.21
January 25, 2018 ...................     1,266,102.03
February 25, 2018 ..................     1,234,730.25
March 25, 2018 .....................     1,204,113.58
April 25, 2018 .....................     1,174,234.20
May 25, 2018 .......................     1,145,074.67
June 25, 2018 ......................     1,116,617.97
July 25, 2018 ......................     1,088,847.49
August 25, 2018 ....................     1,061,746.99
September 25, 2018 .................     1,035,300.61
October 25, 2018 ...................     1,009,492.86
November 25, 2018 ..................       984,308.64
December 25, 2018 ..................       959,733.16
January 25, 2019 ...................       935,752.01
February 25, 2019 ..................       912,351.10
March 25, 2019 .....................       889,516.66
April 25, 2019 .....................       867,235.27
May 25, 2019 .......................       845,493.79
June 25, 2019 ......................       824,279.43
July 25, 2019 ......................       803,579.66
August 25, 2019 ....................       783,382.26
September 25, 2019 .................       763,675.30
October 25, 2019 ...................       744,447.12
November 25, 2019 ..................       725,686.33
December 25, 2019 ..................       707,381.83
January 25, 2020 ...................       689,522.76
February 25, 2020 ..................       672,098.51
March 25, 2020 .....................       655,098.73
April 25, 2020 .....................       638,513.32
May 25, 2020 .......................       622,332.40
June 25, 2020 ......................       606,546.33
July 25, 2020 ......................       591,145.69
August 25, 2020 ....................       576,121.30
September 25, 2020 .................       561,464.18
October 25, 2020 ...................       547,165.55
November 25, 2020 ..................       533,216.86
December 25, 2020 ..................       519,609.75
January 25, 2021 ...................       506,336.06
February 25, 2021 ..................       493,387.81
March 25, 2021 .....................       480,757.22
April 25, 2021 .....................       468,436.69
May 25, 2021 .......................       456,418.80
June 25, 2021 ......................       444,696.31
July 25, 2021 ......................       433,256.78
August 25, 2021 ....................       422,098.88
September 25, 2021 .................       411,215.84
October 25, 2021 ...................       400,601.07
November 25, 2021 ..................       390,248.14
December 25, 2021 ..................       380,150.75
January 25, 2022 ...................       370,302.77
February 25, 2022 ..................       360,698.20
March 25, 2022 .....................       351,331.20
April 25, 2022 .....................       342,196.04
May 25, 2022 .......................       333,287.16
June 25, 2022 ......................       324,599.09
July 25, 2022 ......................       316,126.53
August 25, 2022 ....................       307,864.29
September 25, 2022 .................       299,807.28
October 25, 2022 ...................       291,950.57
November 25, 2022 ..................       284,289.31
December 25, 2022 ..................       276,818.80
January 25, 2023 ...................       269,534.42
February 25, 2023 ..................       262,431.68

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
March 25, 2023 .....................       255,506.18
April 25, 2023 .....................       248,753.64
May 25, 2023 .......................       242,169.87
June 25, 2023 ......................       235,750.79
July 25, 2023 ......................       229,492.40
August 25, 2023 ....................       223,390.82
September 25, 2023 .................       217,442.24
October 25, 2023 ...................       211,642.94
November 25, 2023 ..................       205,989.31
December 25, 2023 ..................       200,477.81
January 25, 2024 ...................       195,104.98
February 25, 2024 ..................       189,867.46
March 25, 2024 .....................       184,761.94
April 25, 2024 .....................       179,785.22
May 25, 2024 .......................       174,934.16
June 25, 2024 ......................       170,205.71
July 25, 2024 ......................       165,596.86
August 25, 2024 ....................       161,104.71
September 25, 2024 .................       156,726.40
October 25, 2024 ...................       152,459.16
November 25, 2024 ..................       148,300.27
December 25, 2024 ..................       144,247.08
January 25, 2025 ...................       140,297.00
February 25, 2025 ..................       136,447.52
March 25, 2025 .....................       132,696.17
April 25, 2025 .....................       129,040.54
May 25, 2025 .......................       125,478.29
June 25, 2025 ......................       122,007.12
July 25, 2025 ......................       118,624.80
August 25, 2025 ....................       115,329.14
September 25, 2025 .................       112,118.03
October 25, 2025 ...................       108,989.36
November 25, 2025 ..................       105,941.12
December 25, 2025 ..................       102,971.33
January 25, 2026 ...................       100,078.05
February 25, 2026 ..................        97,259.39
March 25, 2026 .....................        94,513.52
April 25, 2026 .....................        91,838.62
May 25, 2026 .......................        89,232.96
June 25, 2026 ......................        86,694.82
July 25, 2026 ......................        84,222.52
August 25, 2026 ....................        81,814.45
September 25, 2026 .................        79,468.99
October 25, 2026 ...................        77,184.61
November 25, 2026 ..................        74,959.78
December 25, 2026 ..................        72,793.03
January 25, 2027 ...................        70,682.91
February 25, 2027 ..................        68,628.01
March 25, 2027 .....................        66,626.97
April 25, 2027 .....................        64,678.43
May 25, 2027 .......................        62,781.09
June 25, 2027 ......................        60,933.67
July 25, 2027 ......................        59,134.93
August 25, 2027 ....................        57,383.64
September 25, 2027 .................        55,678.63
October 25, 2027 ...................        54,018.72
November 25, 2027 ..................        52,402.80
December 25, 2027 ..................        50,829.76
January 25, 2028 ...................        49,298.53
February 25, 2028 ..................        47,808.04
March 25, 2028 .....................        46,357.29
April 25, 2028 .....................        44,945.27
May 25, 2028 .......................        43,571.00
June 25, 2028 ......................        42,233.53
July 25, 2028 ......................        40,931.94
August 25, 2028 ....................        39,665.32
September 25, 2028 .................        38,432.79

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
October 25, 2028 ...................        37,233.48
November 25, 2028 ..................        36,066.55
December 25, 2028 ..................        34,931.18
January 25, 2029 ...................        33,826.57
February 25, 2029 ..................        32,751.95
March 25, 2029 .....................        31,706.54
April 25, 2029 .....................        30,689.61
May 25, 2029 .......................        29,700.42
June 25, 2029 ......................        28,738.28
July 25, 2029 ......................        27,802.50
August 25, 2029 ....................        26,892.39
September 25, 2029 .................        26,007.31
October 25, 2029 ...................        25,146.61
November 25, 2029 ..................        24,309.66
December 25, 2029 ..................        23,495.87
January 25, 2030 ...................        22,704.63
February 25, 2030 ..................        21,935.36
March 25, 2030 .....................        21,187.51
April 25, 2030 .....................        20,460.51
May 25, 2030 .......................        19,753.84
June 25, 2030 ......................        19,066.95
July 25, 2030 ......................        18,399.36
August 25, 2030 ....................        17,750.54
September 25, 2030 .................        17,120.03
October 25, 2030 ...................        16,507.33
November 25, 2030 ..................        15,912.00
December 25, 2030 ..................        15,333.58
January 25, 2031 ...................        14,773.32
February 25, 2031 ..................        14,229.03
March 25, 2031 .....................        13,700.30
April 25, 2031 .....................        13,186.71
May 25, 2031 .......................        12,687.88
June 25, 2031 ......................        12,203.42
July 25, 2031 ......................        11,732.95
August 25, 2031 ....................        11,276.10
September 25, 2031 .................        10,832.51
October 25, 2031 ...................        10,401.85
November 25, 2031 ..................         9,983.75
December 25, 2031 ..................         9,577.90
January 25, 2032 ...................         9,183.97
February 25, 2032 ..................         8,801.65
March 25, 2032 .....................         8,430.62
April 25, 2032 .....................         8,070.58
May 25, 2032 .......................         7,721.25
June 25, 2032 ......................         7,382.35
July 25, 2032 ......................         7,053.58
August 25, 2032 ....................         6,734.68
September 25, 2032 .................         6,425.39
October 25, 2032 ...................         6,125.44
November 25, 2032 ..................         5,834.60
December 25, 2032 ..................         5,552.61
January 25, 2033 ...................         5,279.23
February 25, 2033 ..................         5,014.24
March 25, 2033 .....................         4,757.40
April 25, 2033 .....................         4,508.50
May 25, 2033 .......................         4,267.31
June 25, 2033 ......................         4,033.64
July 25, 2033 ......................         3,807.28
August 25, 2033 ....................         3,588.02
September 25, 2033 .................         3,375.67
October 25, 2033 ...................         3,170.05
November 25, 2033 ..................         2,970.97
December 25, 2033 ..................         2,778.25
January 25, 2034 ...................         2,591.71
February 25, 2034 ..................         2,411.19
March 25, 2034 .....................         2,236.51
April 25, 2034 .....................         2,067.52


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

                                       PLANNED BALANCE
DISTRIBUTION DATE                      CLASS 2-A-6 ($)
-----------------                      ---------------
May 25, 2034 .......................         1,904.07
June 25, 2034 ......................         1,745.98
July 25, 2034 ......................         1,593.12
August 25, 2034 ....................         1,445.34
September 25, 2034 .................         1,302.50
October 25, 2034 ...................         1,164.46
November 25, 2034 ..................         1,031.08
December 25, 2034 ..................           902.23
January 25, 2035 ...................           777.79
February 25, 2035 ..................           657.63
March 25, 2035 .....................           541.63
April 25, 2035 .....................           429.66
May 25, 2035 .......................           321.63
June 25, 2035 ......................           217.40
July 25, 2035 ......................           116.88
August 25, 2035 ....................            19.96
September 25, 2035 and thereafter ..             0.00


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